Exhibit 99.1

Dragonfly Energy Reports Second Quarter 2023 Financial Results

U.S. lithium battery cell pilot program complete; full cell production expected by year end

RENO, NEVADA (August 21, 2023) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and producer of deep cycle lithium-ion storage batteries, today reported its financial and operational results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

●	Net Sales were $19.3 million, compared to $21.6 million in Q2 2022
●	Gross Profit was $4.1 million, compared to $7.0 million in Q2 2022
●	Operating expenses were $(12.5) million, compared to $(7.6) million in Q2 2022
●	Net Loss of $(11.7) million, compared to a Net Loss of $(1.5) million in Q2 2022
●	Diluted Loss per share was $(0.25) compared to $(0.04) in Q2 2022
●	EBITDA of $(7.3) million, compared to $(0.3) million in Q2 2022

Operational and Business Highlights

●	Announced completion of U.S. lithium battery cell pilot line and beginning of anode manufacturing at scale, using patented deposition process
●	Announced U.S. Patent for innovative battery pack assembly design, enabling flexible custom installation solutions and increased energy density
●	Announced partnership with nuCamp, the world’s largest teardrop trailer and small camper manufacturers, to provide full lithium power systems as standard equipment on 2024 model year products
●	Dragonfly Energy joined the Russell 2000® Index

“We have achieved a number of important milestones since our last call, with our patent pertaining to preparation and powder film deposition of pre-coated powders and completion of our lithium battery cell pilot program,” said Denis Phares, CEO of Dragonfly Energy. “While the business continues to experience some near-term market headwinds, Dragonfly Energy is executing our plan; growing our market share in our core markets, addressing new growth opportunities, and making significant progress on our cell manufacturing goals. We are excited for what lies ahead and sharing that with you in the coming quarters.”

Second Quarter 2023 Financial and Operating Results

Dragonfly generated net sales of $19.3 million in the second quarter, in line with the Company’s $18.0 to $22.0 million revenue guidance. Our revenue declined by $2.3 million from $21.6 million in the second quarter of 2022 as growth from our OEM customers was offset by declines in our direct-to-consumer (“DTC”) business.

Gross profit in the quarter was $4.1 million, compared to $7.0 million in the second quarter of 2022. The decrease in gross profit was primarily due to the change in revenue mix that included a larger percentage of lower margin OEM sales and a lower percentage of higher margin DTC sales, as well as an increase in material costs.

Second quarter 2023 operating expenses of $(12.5) million, were higher compared to $(7.6) million in the second quarter of 2022. Higher professional services, compliance, and insurance, as well as higher personnel, severance, stock-based compensation and materials costs drove the increase.

The Company had a net loss of $(11.7) million, or $(0.25) per diluted share in the second quarter of 2023, compared to a net loss of $(1.5) million or $(0.04) per diluted share in the second quarter of 2022. Net income in the second quarter of 2023 was primarily impacted by lower DTC segment sales, increased cost of goods sold, higher operating expenses, and increased other expenses.

Second quarter 2023 EBITDA was $(7.3) million, compared to EBITDA of $(0.3) million in the second quarter of 2022. Second quarter 2023 Adjusted EBITDA, excluding stock-based compensation, costs associated with our offering in June, and the impact of a separation agreement and changes in fair market value of the Company’s warrants was $(5.5) million in the quarter, compared to $0.2 million in the same quarter a year ago.

The Company ended the second quarter of 2023 with $33.0 million in cash. Dragonfly Energy retains strong financial flexibility with access to a $150 million equity line of credit.

Q3 2023 Outlook

The Company continues to face headwinds in its core markets, which are dominated by consumer discretionary spending. The RV industry, in particular, is undergoing more severe unit declines than previously expected, with deliveries expected to fall to volumes not seen in a decade. As a result of this industry weakness, we were informed in July 2023 that our largest RV customer has instituted a de-contenting strategy that ultimately changed our storage offering from a standard installation to a dealer option. While this customer is not moving to a different solution or competitor, we do expect this change in strategy to have a material limiting effect on our revenue throughout the remainder of 2023. In light of this change, we have removed all previously forecasted revenue from this customer for the remainder of the year.

●	Net Sales are expected to range between $16.0 - $20.0 million, impacted by overall softer demand from the RV market

●	Gross Margin is expected to improve modestly on a sequential basis

●	Operating Expenses are expected to be in a range of $(10.0) - $(13.0) million

●	Other Income (Expense) is expected be an expense in the range of $(4.0) - $(4.5) million

●	Net Losses are expected to be between $(10.0) - $(13.0) million for the quarter, or $(0.21) - $(0.27) per share based on 48.0 million shares outstanding

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its first quarter 2023 financial results this afternoon, Monday, August 21, 2023, at 5:00 pm ET. The call can also be accessed live via telephone by dialing (888) 259-6580 or for international callers (416) 764-8624, and referencing Dragonfly Energy. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event. The live webcast of the conference will also be available at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx on the Events and Presentations page on the Investor Relations section of Dragonfly’s website.

About Dragonfly

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) headquartered in Reno, Nevada, is a leading supplier of deep cycle lithium-ion batteries. Dragonfly Energy’s research and development initiatives are revolutionizing the energy storage industry through innovative technologies and manufacturing processes. Today, Dragonfly Energy’s non-toxic deep cycle lithium-ion batteries are displacing lead-acid batteries across a wide range of end-markets, including RVs, marine vessels, off-grid installations, and other storage applications. Dragonfly Energy is also focused on delivering an energy storage solution to enable a more sustainable and reliable smart grid through the future deployment of the Company’s proprietary and patented solid-state cell technology. To learn more, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2023 results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: headwinds in the Company’s core markets, including the RV market, the Company’s ability to successfully increase market penetration into target markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully optimize solid state cells and to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the impact of the coronavirus disease pandemic, including any mutations or variants thereof and/or the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Sioban Hickie, ICR, Inc.

DragonflyIR@icrinc.com

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statements of Operations

(U.S. Dollars in Thousands, except share and per share data)

	Three Months Ended
	June 30, 2023	June 30, 2022

Net Sales	$19,274	$21,622

Cost of Goods Sold	15,176	14,594

Gross Profit	4,098	7,028

Operating Expenses
Research and development	1,067	859
General and administrative	7,614	3,816
Selling and marketing	3,808	2,881

Total Operating Expenses	12,489	7,556

Loss From Operations	(8,391)	(528)

Other (Expense) Income
Interest expense	(4,113)	(1,228)
Change in fair market value of warrant liability	804	-
Total Other (Expense) Income	(3,309)	(1,228)

Loss Before Taxes	(11,700)	(1,756)

Income Tax (Benefit) Expense	-	(287)

Net Loss	$(11,700)	$(1,469)

Loss Per Share- Basic	$(0.25)	$(0.04)
Loss Per Share- Diluted	$(0.25)	$(0.04)
Weighted Average Number of Shares- Basic	47,418,269	36,616,430
Weighted Average Number of Shares- Diluted	47,418,269	36,616,430

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statements of Operations

(U.S. Dollars in Thousands, except share and per share data)

	Six Months Ended
	June 30, 2023	June 30, 2022

Net Sales	$38,065	$39,925

Cost of Goods Sold	29,224	27,402

Gross Profit	8,841	12,523

Operating Expenses
Research and development	1,947	1,198
General and administrative	17,109	7,442
Selling and marketing	7,992	5,973

Total Operating Expenses	27,048	14,613

Loss From Operations	(18,207)	(2,090)

Other (Expense) Income
Interest expense	(7,928)	(2,491)
Change in fair market value of warrant liability	19,327	-
Total Other (Expense) Income	11,399	(2,491)

Loss Before Taxes	(6,808)	(4,581)

Income Tax (Benefit) Expense	-	(814)

Net Loss	$(6,808)	$(3,767)

Loss Per Share- Basic	$(0.15)	$(0.10)
Loss Per Share- Diluted	$(0.15)	$(0.10)
Weighted Average Number of Shares- Basic	46,263,591	36,579,990
Weighted Average Number of Shares- Diluted	46,263,591	36,579,990

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in Thousands, except share and per share data)

	June 30, 2023	December 31, 2022
Current Assets
Cash	$32,952	$17,781
Accounts receivable, net of allowance for credit losses	2,172	1,444
Inventory	44,198	49,846
Prepaid expenses	1,199	1,624
Prepaid inventory	2,942	2,002
Prepaid income tax	529	525
Other current assets	239	267
Total Current Assets	84,231	73,489
Property and Equipment
Machinery and equipment	15,932	10,214
Office furniture and equipment	275	275
Leasehold improvements	1,727	1,709
Vehicle	33	195
Total	17,967	12,393
Less accumulated depreciation and amortization	(2,180)	(1,633)
Property and Equipment, Net	15,787	10,760
Operating lease right of use asset	3,912	4,513
Total Assets	$103,930	$88,762

Current Liabilities
Accounts payable	$19,990	$13,475
Accrued payroll and other liabilities	9,758	6,295
Customer deposits	152	238
Uncertain tax position liability	128	128
Notes payable, current portion, net of deferred financing fees	22,372	19,242
Operating lease liability, current portion	1,239	1,188
Total Current Liabilities	53,639	40,566
Long-Term Liabilities
Warrant liabilities	14,637	32,831
Accrued expenses, long-term	551	492
Operating lease liability, net of current portion	2,890	3,541
Total Long-Term Liabilities	18,078	36,864
Total Liabilities	71,717	77,430

Equity
Common stock, 170,000,000 shares at $0.0001 par value, authorized, 58,504,541 and 43,272,728 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	6	4
Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-
Additional paid in capital	66,148	38,461
Retained deficit	(33,941)	(27,133)
Total Equity	32,213	11,332
Total Liabilities and Shareholders’ Equity	$103,930	$88,762

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

(U.S. Dollars in Thousands)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from Operating Activities
Net Loss	$(6,808)	$(3,767)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Stock based compensation	5,441	719
Amortization of debt discount	620	1,196
Change in fair market value of warrant liability	(19,327)	-
Deferred tax liability	-	(819)
Non-cash interest expense (paid-in-kind)	2,510	-
Provision for doubtful accounts	93	-
Depreciation and amortization	593	389
Loss on disposal of property and equipment	116	62
Changes in Assets and Liabilities
Accounts receivable	(821)	(3,876)
Inventories	5,648	(15,141)
Prepaid expenses	425	(1,236)
Prepaid inventory	(940)	4,308
Other current assets	28	(1,962)
Other assets	601	551
Income taxes payable	(4)	(973)
Accounts payable and accrued expenses	6,272	820
Customer deposits	(86)	(183)
Total Adjustments	1,169	(16,145)
Net Cash Used in Operating Activities	(5,639)	(19,912)

Cash Flows From Investing Activities
Purchase of property and equipment	(2,571)	(4,819)
Net Cash Used in Investing Activities	(2,571)	(4,819)

Cash Flows From Financing Activities
Proceeds from public offering, net	22,002	-
Payment of offering costs	(362)	-
Proceeds from public offering (ATM), net	671	-
Proceeds from note payable, related party	1,000	-
Repayment of note payable, related party	(1,000)	-
Proceeds from exercise of public warrants	747	-
Proceeds from exercise of options	323	200
Net Cash Provided by Financing Activities	23,381	200

Net Increase (Decrease) in Cash	15,171	(24,531)
Beginning cash	17,781	28,630
Ending cash	$32,952	$4,099

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude stock-based compensation expense, business combination related expenses and other one-time, non-recurring items.

The Company has included Adjusted EBITDA because it is a key measure used by Dragonfly’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. As such, the Company believes Adjusted EBITDA is helpful in highlighting trends in the ongoing core operating results of the business.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table presents reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	June 30, 2023	June 30, 2022
Net Income	$(11,700)	$(1,469)
Interest Expense	4,113	1,228
Taxes	-	(287)
Depreciation and Amortization	296	272
EBITDA	$(7,291)	$(256)

Adjustments
Stock-Based Compensation(1)	954	431
Separation Agreement(2)	720	-
June Offering Costs(3)	904	-
Promissory Note Forgiveness(4)	-	-
Change in Fair Market Value of Warrant Liability(5)	(804)	-
Adjusted EBITDA	$(5,517)	$175

Source: Dragonfly Energy Holdings Corp.

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(in thousands, except share and per share data)

	Six Months Ended
	June 30, 2023	June 30, 2022
Net Income	$(6,808)	$(3,767)
Interest Expense	7,928	2,491
Taxes	-	(814)
Depreciation and Amortization	593	389
EBITDA	$1,713	$(1,701)

Adjustments
Stock-Based Compensation(1)	5,441	719
Separation Agreement(2)	720	-
June Offering Costs(3)	904	-
Promissory Note Forgiveness(4)	-	469
Change in Fair Market Value of Warrant Liability(5)	(19,327)	-
Adjusted EBITDA	$(10,549)	$(513)

(1)	Stock-Based Compensation is comprised of costs associated with option and RSU grants made to our employees, consultants and board members.
(2)	Separation Agreement is comprised of $720 in cash severance associated with the separation agreement dated April 26, 2023 between us and our former Chief Legal Officer.
(3)	June Offering Costs is comprised of fees and expenses, including legal, accounting, and other expenses associated with our secondary offering.
(4)	Promissory Note Forgiveness is comprised of the loan that was forgiven, prior to the Business Combination, in connection with the promissory note, with a maturity date of March 1, 2026, between us and John Marchetti, our former Chief Financial Officer.
(5)	Change in fair market value of warrant liability represents the change in fair value January 1, 2023 through June 30, 2023.